SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BIG LOTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

April 8, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at the Company’s corporate office located at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 18, 2004, beginning at 9:00 a.m. EDT.

      The following pages contain the formal Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting of Shareholders.

      Your vote is important. Whether you plan to attend the Annual Meeting of Shareholders or not, you are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting of Shareholders, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

      On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

MICHAEL J. POTTER Chairman, Chief Executive Officer and President	ALBERT J. BELL Vice Chairman and Chief Administrative Officer

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2004

      Notice is hereby given that the Annual Meeting of Shareholders of Big Lots, Inc. will be held at the Company’s corporate office located at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 18, 2004, beginning at 9:00 a.m. EDT. At the meeting, the holders of the Company’s outstanding common shares will act on the following matters:

      1. The election of nine directors of the Company; and

      2. Any other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 26, 2004, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any postponements or adjournment thereof.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Vice President, General Counsel
and Corporate Secretary

April 8, 2004

Columbus, Ohio

      Your vote is important. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting of Shareholders, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

BIG LOTS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

Purpose of the Annual Meeting	1

Shareholder Voting Rights	1

Attendance at the Annual Meeting	1

How to Vote	1

Tabulation of the Votes	2

Board’s Recommendation	2

Vote Required to Approve a Proposal	2

Proposal One	2

Other Matters	2

Quorum	2

PROPOSAL ONE: ELECTION OF DIRECTORS	3

GOVERNANCE OF THE COMPANY	4

Current Members of the Board of Directors	4

Board Meetings in Fiscal 2003	4

Role of the Board’s Committees	4

Audit Committee	4

Nominating and Compensation Committee	5

Corporate Governance Committee	5

Presiding Member of the Board	5

Determination of Director Independence	5

Certain Relationships and Related Transactions	6

Other Directorships	6

Selection of Nominees by the Board	6

Director Compensation	7

Base Compensation	7

Stock Options	7

Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals	7

Shareholder Communications to the Board	8

STOCK OWNERSHIP	8

Ownership of Company Stock by Certain Beneficial Owners and Management	8

Section 16(a) Beneficial Ownership Reporting Compliance	10

REPORT OF THE AUDIT COMMITTEE	10

EXECUTIVE COMPENSATION	12

Executive Compensation Report of the Nominating and Compensation Committee	12

CEO Salary	12

CEO Bonus	13

CEO Equity Incentives	13

Non-CEO Salary	13

Non-CEO Bonus	13

Non-CEO Equity Incentives	14

Deductibility of Annual Compensation over $1 Million	14

Employment Agreements	14

Executive Change in Control Severance Agreements	15

i

Summary Compensation Table	16

Option Grants During Fiscal 2003	17

Option Exercises During Fiscal 2003	17

Comparison of Five Year Total Shareholder Return	18

Retirement Plans	18

Pension Plan and Trust	18

Supplemental Pension Plan	19

Savings Plan	19

Supplemental Savings Plan	20

Employee Equity Compensation	20

Executive Benefit Plan	21

INDEPENDENT AUDITORS	21

SHAREHOLDER PROPOSALS	21

ANNUAL REPORT ON FORM 10-K	22

PROXY SOLICITATION COSTS	22

OTHER MATTERS	22

APPENDIX I: AMENDED AND RESTATED AUDIT COMMITTEE CHARTER	I-1

ii

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Big Lots, Inc., an Ohio corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 18, 2004 (the “Annual Meeting”). The Notice of Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy card, together with the Company’s Annual Report to Shareholders for the fiscal year ended January 31, 2004 (“fiscal 2003”), are first being mailed to shareholders on or about April 8, 2004.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

      At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, the shareholders will elect the Company’s directors and transact such other business as may properly come before the meeting. In addition, management will report on the performance of the Company.

Shareholder Voting Rights

      Only those shareholders of record at the close of business on March 26, 2004, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, the Company had outstanding 117,403,510 common shares, $.01 par value per share. Each of the outstanding common shares is entitled to one vote on each matter considered at the Annual Meeting, or any postponement or adjournment of the meeting. The holders of common shares have no cumulative voting rights in the election of directors. All voting shall be governed by the Code of Regulations of the Company pursuant to the General Corporation Law of the State of Ohio.

Attendance at the Annual Meeting

      All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 8:30 a.m. EDT, and the Annual Meeting will begin at 9:00 a.m. EDT. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How to Vote

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted only as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares. Additionally, “street name” shareholders may be able to instruct the institution how to vote by telephone or electronically, so please contact your broker or nominee to determine availability and applicable deadlines.

      A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and giving notice of revocation to the Secretary of the meeting, either in writing or in open meeting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Tabulation of the Votes

      Tabulation shall be performed by National City Bank, the Company’s Transfer Agent, as inspected by duly appointed officers of the Company.

Board’s Recommendation

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors (see Proposal One). With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board.

Vote Required to Approve a Proposal

Proposal One

      For purposes of Proposal One, the nine director nominees having the highest votes cast shall be elected. Votes will be cast for only those nominees for whom authority is given. Abstentions will be treated as shares not voted with respect to Proposal One, and will not be calculated in the tabulation. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Matters

      For purposes of other matters that may properly come before the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If no instructions are given, the persons named as proxy holders on the proxy card will vote the common shares in accordance with the recommendations of the Board.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise discretionary voting power with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

Quorum

      The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

      At the Annual Meeting, the common shares of the Company represented by the proxies will be voted, unless otherwise specified, for the election as directors of the nine nominees named below. All nine nominees are currently directors of the Company. Proxies cannot be voted at the Annual Meeting for more than nine persons, although additional nominations can be made by shareholders at the meeting.

      Set forth below is certain information relating to the nominees for election as directors.

		Principal Occupation	Director
Name	Age	for the Past Five Years	Since

Albert J. Bell	43	Vice Chairman and Chief Administrative Officer of the Company; former Executive Vice President, General Counsel and Secretary of the Company.	2000

Sheldon M. Berman	63	Chairman, Chief Executive Officer and President, Xtreem Creative, Inc. (business planning, marketing planning, and advertising services).	1994

David T. Kollat	65	President and Founder, 22, Inc. (research and management consulting).	1990

Brenda J. Lauderback	53	Former President — Wholesale Group, Nine West Group, Inc. (retail and wholesale footwear); former President — Footwear Wholesale, U.S. Shoe Corporation (retail and wholesale footwear); former Vice President, General Merchandise Manager, Dayton Hudson Corporation (retail stores).	1997

Philip E. Mallott	46	Independent financial consultant; retail stock analyst, Coker & Palmer (securities brokerage services); former Vice President and Chief Financial Officer, Intimate Brands, Inc. (retail stores).	2003

Ned Mansour	55	Former President, Mattel, Inc. (designer, manufacturer and marketer of toy products).	2003

Michael J. Potter	42	Chairman, Chief Executive Officer and President of the Company; former Executive Vice President and Chief Financial Officer of the Company.	2000

Russell Solt	56	Former Executive Vice President and Chief Financial Officer, West Marine, Inc. (specialty retailer and catalog company); former Senior Vice President and Chief Financial Officer, West Marine, Inc.; former President, Venture Stores (discount retailer).	2003

Dennis B. Tishkoff	60	Chairman and Chief Executive Officer, Drew Shoe Corporation (manufacture, import and export, retail and wholesale footwear); President, Tishkoff and Associates, Inc. (retail consultant); former President and Chief Executive Officer, Shoe Corporation of America (retail footwear). Shoe Corporation of America filed for bankruptcy on June 14, 1999.	1991

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

GOVERNANCE OF THE COMPANY

Current Members of the Board of Directors

      The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below. The Board has standing Audit, Nominating and Compensation, and Corporate Governance Committees. All committees report on their activities to the Board.

		Nominating and	Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Albert J. Bell
Sheldon M. Berman			*
David T. Kollat		**	*
Brenda J. Lauderback	*
Philip E. Mallott	**	*
Ned Mansour			**
Michael J. Potter
Russell Solt	*
Dennis B. Tishkoff		*

*	Member of Committee

**	Committee Chair

Board Meetings in Fiscal 2003

      Five meetings of the Board of Directors were held during fiscal 2003. During the period for which he or she was a director in fiscal 2003, each director attended at least 75% of all meetings of the Board and the committees of which he or she served. It is the policy of the Company that each nominee standing for election be present at the Company’s Annual Meeting of Shareholders, and each director listed above did attend the Company’s most recent Annual Meeting of Shareholders held in May 2003. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time and attention to ensure the diligent performance of his or her duties, including by attending meetings of the shareholders of the Company, the Board, and the committees of which he or she is a member.

Role of the Board’s Committees

Audit Committee

      The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to the integrity of the financial reports and other financial information provided by the Company to its shareholders and others; the Company’s compliance with legal and regulatory requirements; the engagement of the independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance; the performance of the Company’s system of internal controls; and the Company’s audit, accounting and financial reporting processes generally. All members of the Audit Committee are independent as required by the Committee’s charter and by the applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules. Philip E. Mallott and Russell Solt serve as the Audit Committee’s financial experts and the Board has determined that both satisfy the standards for “audit committee financial expert” as required by the SEC under the Sarbanes-Oxley Act of 2002. The charter of the Audit Committee is available as Appendix I to this Proxy Statement and on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Audit Committee met eight times during fiscal 2003.

Nominating and Compensation Committee

      The Nominating and Compensation Committee is responsible for recommending individuals to the Board for nomination as members of the Board and its committees, and to discharge the responsibilities of the Board relating to the administration of the Company’s compensation programs. The Nominating and Compensation Committee is involved in establishing the Company’s general compensation philosophy, and oversees the development and implementation of compensation programs. All members of the Nominating and Compensation Committee are independent as required by the Committee’s charter and the NYSE rules.

      The functions of the Nominating and Compensation Committee are further described in its charter and in the “Selection of Nominees by the Board” and “Executive Compensation Report” sections of this Proxy Statement. The charter of the Nominating and Compensation Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Nominating and Compensation Committee met three times during fiscal 2003.

Corporate Governance Committee

      The primary function of the Corporate Governance Committee is to assist the Board and take a leadership role in shaping the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring Company compliance with the same. All members of the Corporate Governance Committee are independent as required by the Committee’s charter and the NYSE rules. The charter of the Corporate Governance Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Corporate Governance Committee met once during fiscal 2003.

Presiding Member of the Board

      In fiscal 2003, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The role of presiding director is rotated among the non-management members of the Board. The presiding director shall be responsible for establishing an agenda for the session over which he or she chairs and, upon the conclusion of an executive session of the Board, will meet with the Company’s Chief Executive Officer and address any issues raised during the session.

Determination of Director Independence

      In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board comply with the NYSE rules. The Guidelines can be found on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary.

      Pursuant to the Guidelines, the Board undertook its annual review of director independence in February 2004. During this review, the Board considered transactions and relationships between each director, his or her affiliates, and any member of his or her immediate family and the Company, its subsidiaries, and members of senior management, including those reported under the “Certain Relationships and Related Transactions” section of this Proxy Statement. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth by the NYSE rules, with the exception of Messrs. Potter and Bell. Messrs. Potter and Bell are considered inside directors because of their employment as senior executives of the Company.

Certain Relationships and Related Transactions

      The Company customarily retains SBC Advertising for communications and advertising services. During fiscal 2003, the Company paid fees in the amount of $2,909,420 to SBC Advertising. Mr. Wickham, who retired from the Board in May 2003, is the majority owner of SBC Advertising and serves as its Chairman and Chief Executive Officer.

Other Directorships

      Mr. Kollat is a director of The Limited, Inc., Cooker Restaurant Corp., Cheryl & Co., Select Comfort, Inc., Retail Forward, Inc., and Wolverine Worldwide, Inc. Mr. Kollat serves on the compensation committee at Cheryl & Co. and Select Comfort, Inc., and also serves on the audit committee at Wolverine Worldwide, Inc. Ms. Lauderback is a director of Irwin Financial Corporation, Wolverine Worldwide, Inc. and Louisiana — Pacific Corporation. Ms. Lauderback is a member of the audit committee at Wolverine Worldwide, Inc., and serves on both the audit and compensation committees at Irwin Financial Corporation. Mr. Mallott is a director of Too, Inc., where he also serves as the chair of the audit committee. Mr. Tishkoff is a director of Drew Shoe Corporation. Mr. Mansour is a director of The Ryland Group, where he is a member of the audit and governance/nominating committees.

Selection of Nominees by the Board

      The Nominating and Compensation Committee has oversight over a broad range of issues surrounding the composition and operation of the Board. The Nominating and Compensation Committee is responsible for recommending to the Board the appropriate skills and characteristics required of Board members, based on the needs of the Company from time to time. The Nominating and Compensation Committee also evaluates prospective nominees against the standards and qualifications set out in the Company’s Corporate Governance Guidelines. Although the Nominating and Compensation Committee has not approved any specific minimum qualifications, the Committee does consider factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, diversity, age, and compatibility with the Company’s Chief Executive Officer and other members of the Board. The Nominating and Compensation Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the need for committee expertise. The Nominating and Compensation Committee shall confer with the full Board as to the criteria it intends to apply before the search for a new director is commenced.

      In identifying potential candidates for Board membership, the Nominating and Compensation Committee considers recommendations from the Board, shareholders, and management. A shareholder who wishes to recommend a prospective nominee to the Board must send written notice to: Chair of the Nominating and Compensation Committee, 300 Phillipi Road, Columbus, Ohio 43228. The written notice shall include the prospective nominee’s name, age, business address, principal occupation, beneficial ownership of the Company’s common shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.

      Pursuant to its written charter, the Nominating and Compensation Committee also has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date and, accordingly, no fees have been paid to any such consultant or search firm.

      After completing the evaluation of a prospective nominee, the Nominating and Compensation Committee may make a recommendation to the full Board that the targeted individual be nominated by the Board, and the Board shall decide whether to approve a nominee after considering the recommendation and report of the Committee. Any invitation to join the Board will be extended through the chair of the Nominating and Compensation Committee and the Company’s Chief Executive Officer, after approval by the full Board.

Director Compensation

Base Compensation

      Pursuant to arrangements with the Company, each director who is not an officer of the Company and who is not involved in the daily affairs of managing the Company (“outside director”) receives an annual retainer and a fee for each Board and committee meeting attended. In fiscal 2003, the annual retainer was $30,000, and the meeting fee was $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. During fiscal 2003, seven directors, Messrs. Berman, Kollat, Tishkoff, Mallott, Mansour and Solt, and Ms. Lauderback, qualified as outside directors and, thus, were parties to such arrangements. Additionally, three former directors, Messrs. William Wickham, Eric Carlborg and Michael Glazer, in exchange for their service prior to their retirements at the 2003 Annual Meeting of Shareholders, received a $7,500 retainer and compensation for attendance at Board and committee meetings.

Stock Options

      In addition to base compensation, outside directors receive stock option grants under the Director Stock Option Plan. During fiscal 2003, seven directors received an option to acquire 10,000 common shares of the Company pursuant to the Director Stock Option Plan. The Director Stock Option Plan is administered by the Nominating and Compensation Committee pursuant to an established formula. The number of shares available under the Director Stock Option Plan initially consisted of the original allocation of 500,000 shares (781,250 shares as adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997). Neither the Board nor the Nominating and Compensation Committee exercise any discretion in administering the Director Stock Option Plan, and the administration performed by the Nominating and Compensation Committee is ministerial in nature. The formula which governs the grant of stock options to eligible participants may be amended by the Board, but not more frequently than once in any six month period. Under the current formula, each of the eligible outside directors are granted annually an option to acquire 10,000 of the Company’s common shares, for an exercise price equal to the fair market value on the date of grant. Each annual grant occurs on the last day of the quarterly trading period next following the Annual Meeting of Shareholders.

      Options granted under the Director Stock Option Plan become exercisable over three years beginning upon the first annual anniversary of the grant date, whereby the option becomes exercisable for 20% of the shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary. Options automatically terminate ten years and one month following the date of grant. An optionee may exercise a stock option only during specific quarterly trading periods, and only if at all times during the period beginning on the date such option was granted and ending on the day three months before the date of exercise, he or she was a director of the Company. Options granted under the Director Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals

      The Company has a Code of Business Conduct and Ethics, which is applicable to all of the Company’s associates, including the principal executive officer, the principal financial officer and the principal accounting officer. The Company has a separate Code of Ethics for Financial Professionals for its Chief Executive Officer, Chief Administrative Officer, and all other Senior Financial Officers (as that term is defined therein), which contains provisions specifically applicable to the individual serving in those positions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Officers are available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors and executive officers) or to the Code of Ethics for Financial Officers at this location on its website.

Shareholder Communications to the Board

      Shareholders and other parties interested in communicating directly with the Board may do so by choosing one of the following options:

Call the Board at:	(866) 834-7325
Write to the Board at:	Big Lots Board of Directors, 300 Phillipi Road, Columbus, Ohio 43228-5311
E-mail the Board at:	www.ci-wackenhut.com/getreal.htm

      Concerns relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the members of the Corporate Governance Committee. All other matters will be received and processed by the Company’s Office of the General Counsel. Those parties sending written communications to the Board will receive a written acknowledgement upon the Company’s receipt of the communication. Parties submitting communications to the Board may choose do so anonymously or confidentially.

STOCK OWNERSHIP

Ownership of Company Stock by Certain Beneficial Owners and Management

      The following table sets forth certain information with regard to the beneficial ownership of the common shares of the Company by each holder of 5% of such shares, each director individually, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group. The assessment of holders of more than 5% of the Company’s common shares is based on a review of filings with the SEC. Except as otherwise indicated, all information is as of January 31, 2004.

	Amount and	Percent of
Name of Beneficial Owner	Nature of Beneficial	Outstanding
or Identity of Group	Ownership(8)(9)	Shares

Albert J. Bell	911,758	*
Sheldon M. Berman (1)	63,188	*
David T. Kollat	139,847	*
Kent Larsson	268,723	*
Brenda J. Lauderback	25,300	*
Philip E. Mallott	2,500	*
Ned Mansour	6,000	*
Donald A. Mierzwa	341,235	*
Michael J. Potter	978,096	*
Russell Solt	2,000	*
Dennis B. Tishkoff	51,048	*
Brad A. Waite	406,731	*
Barclays Global Investors, NA (2)	6,888,695	5.88%
Capital Research and Management Company (3)	8,571,400	7.30%
Cooke & Bieler, L.P. (4)	6,392,365	5.50%
First Pacific Advisors, Inc. (5)	7,659,100	6.60%
FMR Corp. (6)	7,131,187	6.10%
Lord, Abbett & Co. (7)	10,117,743	8.65%
All directors & executive officers as a group (17 persons)	3,290,163	2.81%

  * Represents less than 1% of the outstanding common shares.

(1)	Includes 5,468 shares owned by Xtreem Creative, Inc.

(2)	In its Schedule 13G filed on February 17, 2004, Barclays Global Investors, NA stated that it beneficially owned the number of shares reported in the table as of December 31, 2003, which number includes 484,228 shares beneficially owned by Barclays Global Fund Advisors; 576,671 shares beneficially owned by Barclays

Global Investors, Ltd.; and 3,266 shares beneficially owned by Barclays Capital Securities Limited. Of the shares reported in the table above, Barclays Global Investors, NA has sole voting power and sole dispositive power over 5,974,452 shares.

(3)	In its Schedule 13G filed on February 13, 2004, Capital Research and Management Company stated that it beneficially owned the number of shares reported in the table as of December 31, 2003, had no voting power over any of the shares and sole dispositive power over all the shares.

(4)	In its Schedule 13G filed on February 11, 2004, Cooke & Bieler, L.P. stated that it beneficially owned the number of shares reported in the table as of December 31, 2003, had sole voting power over 1,255,420 of the shares, shared voting power over 3,861,250 of the shares, sole dispositive power over 1,255,420 of the shares, and shared dispositive power over 5,105,945 of the shares.

(5)	In its Schedule 13G filed on February 12, 2004, First Pacific Advisors, Inc. stated that it beneficially owned the number of shares reported in the table as of December 31, 2003, had shared voting power over 2,749,000 of the shares and shared dispositive power over all the shares.

(6)	In its Schedule 13G filed on February 17, 2004, and its accompanying materials, FMR Corp. stated that it beneficially owned the number of shares reported in the table as of December 31, 2003, which number includes 5,878,446 shares (5.03% of the common shares at that date) beneficially owned by Fidelity Management & Research Company in its capacity as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940; 1,217,141 shares beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager for various institutional accounts; and 35,600 shares beneficially owned by Fidelity International Limited in its capacity as investment advisor to various non-U.S. investment companies and certain institutional investors. Of the shares reported in the table above, FMR Corp. has sole voting power over 1,121,641 shares and sole dispositive power over all 7,131,187 shares.

(7)	In its Schedule 13G filed on February 4, 2004, Lord, Abbett & Co. stated that it beneficially owned the shares reported in the table as of December 31, 2003, and that it had sole voting power and sole dispositive power over all the shares.

(8)	The persons named in the table, other than Barclays Global Investors, NA (see note (2)), Capital Research and Management Company (see note (3)), Cooke & Bieler, L.P. (see note (4)), First Pacific Advisors, Inc. (see note (5)), FMR Corp. (see note (6)), Lord, Abbett & Co. (see note (7)), and as described in note (9), have sole voting power and investment power with respect to all common shares of the Company subject to the information contained in the footnotes to this table. The amounts described in the table are adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997, and include shares that may be acquired within 60 days of the record date under stock options exercisable within that period. Percentage ownership was based on common shares of the Company outstanding at January 31, 2004, unless otherwise stated. Of the shares reported for Messrs. Bell, Berman, Kollat, Larsson, Mallott, Mansour, Mierzwa, Potter, Solt, Tishkoff and Waite, Ms. Lauderback, and for all directors and executive officers as a group, 874,688, 48,439, 48,439, 225,000, 0, 0, 331,562, 911,875, 0, 48,439, 384,064, 25,000, and 2,981,806, respectively, are shares which may be acquired within 60 days of the record date pursuant to exercisable stock options.

(9)	The beneficial ownership of Messrs. Bell, Larsson, Mierzwa, Potter, and Waite includes 22,294, 5,010, 6,310, 30,908, and 15,679 shares, respectively, in contributions to the Company’s Supplemental Savings Plan, which contributions are reflected as investments in phantom units of the Company’s common shares.

      The addresses of the persons shown in the table above as a beneficial owner of more than 5% of the Company’s common shares are as follows: Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105; Capital Research and Management Company, 333 South Hope Street, Los Angles, CA 90071; Cooke & Bieler, L.P., 1700 Market Street, Philadelphia, PA 19103; First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064; FMR Corp., Fidelity Management & Research Company, and Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA 02109; and Lord, Abbett & Co., 90 Hudson Street, Jersey City, NJ 07302.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and greater than 10 percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Exchange Act.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the Report of the Audit Committee, the Executive Compensation Report of the Company’s Nominating and Compensation Committee, and the performance graph shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibility with respect to the integrity of the Company’s accounting, auditing and reporting processes. Annually, the Audit Committee recommends to the Board the selection of the Company’s independent auditors. Deloitte & Touche LLP was selected as the Company’s independent auditors for fiscal 2003. As of the date of the Proxy Statement, no independent auditor has been selected for the fiscal year ending January 29, 2005, as the Audit Committee believes it to be in the Company’s best interest to delay its selection until a reasonable time following the completion of the fiscal 2003 audit.

      The Audit Committee consists of three outside directors of the Board. The Company’s common shares are listed on the New York Stock Exchange. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of Securities and Exchange Commission regulations and the listing standards of the New York Stock Exchange.

      The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls;

•	the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures;

•	the annual independent audit of the Company’s financial statements, the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance;

•	the performance of the Company’s internal audit function;

•	the evaluation of enterprise risk issues; and

•	the fulfillment of other responsibilities set forth in its charter.

      The full text of the Audit Committee’s charter is available as Appendix I to this Proxy Statement and on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda to include all of its responsibilities, and believes it fulfilled its responsibilities thereunder in fiscal 2003.

      The Audit Committee met eight times during fiscal 2003. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.

      The Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP.

      The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of any non-audit services to the Company is compatible with maintaining the independence of Deloitte & Touche LLP. Consistent with the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2003, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of those services does not impair the independent auditor’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent auditor and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.

      During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services which have not been approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      The fees incurred by the Company for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:

	Fiscal 2003	Fiscal 2002

Audit Fees	$436,000	$374,000
Audit-Related Fees (a)	$67,000	$164,000
Tax Fees (b)	$148,000	$145,000
All Other Fees (c)	$0	$4,000

(a)	Principally audits of employee benefit plans and services with respect to compliance with the Sarbanes-Oxley Act of 2002.

(b)	Principally tax return preparation, tax planning, and tax compliance services.

(c)	Consistent with Item 9(e) of Schedule 14A of the Securities Exchange Act of 1934, the fees reported in the all other fees category for fiscal 2002 differ in this Proxy Statement from the previous year’s Proxy Statement. The difference is due to the reclassification of fees from three categories (audit fees, financial information systems design and implementation fees, and all other fees) for fiscal 2002 disclosures to the four categories disclosed in the current Proxy Statement. Under the current classification, the $313,000 of all other fees disclosed in last year’s Proxy Statement are comprised of $164,000 of audit-related fees, $145,000 of tax fees, and $4,000 of all other fees, each of which are reflected in the above table.

      The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. Based on all of these discussions and a review of all the items delivered, the undersigned members of the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Philip E. Mallott, Chair

Brenda J. Lauderback
Russell Solt

EXECUTIVE COMPENSATION

Executive Compensation Report of the Nominating and Compensation Committee

      Compensation of the Company’s executive officers is administered by the Nominating and Compensation Committee of the Board of Directors (referred to as the “Committee” for purposes of this Executive Compensation Report). The Committee consists of three non-employee directors who are independent within the meaning of the listing standards of the New York Stock Exchange. The Committee’s responsibilities include establishing the policies and procedures applicable to the compensation of the Company’s executive officers and reporting on them to the Board of Directors; recommending to the Board of Directors the salaries, incentive compensation and other remuneration of executive officers; and reviewing the salaries, compensation and other remuneration of all other senior level executives. The charter of the Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption.

      The Committee believes that the strong performance of its executive officers is a key to the Company’s success. Consequently, the Committee applies aggressive compensation incentives, both short-term and long-term, to maximize shareholder value. The Committee feels that these incentives should be implemented with a high degree of responsiveness to the performance of the Company. To achieve this responsiveness, importance is placed upon executive officer participation in the Company’s performance through equity ownership, and through bonuses based upon the Company’s performance. The basic compensation components for all executive officers, including the Company’s Chief Executive Officer (“CEO”), consist of salary, bonus opportunities under the Company’s 1998 Key Associate Annual Incentive Compensation Plan, as amended (the “Bonus Plan”), and non-qualified stock options granted under the Company’s 1996 Performance Incentive Plan, as amended (the “Incentive Plan”). The Committee believes these components properly align the financial interests and success of executive officers with those of the shareholders.

CEO Salary

      Mr. Potter’s base salary was originally established by his employment agreement dated June 26, 2000. Mr. Potter’s employment agreement does not provide for any automatic salary increases. Instead, such increases (if any) are made in the sole discretion of the Committee during its annual review process of the Company’s executive officers. The Committee has chosen not to adopt any specific schedule of salary increases, and may adjust Mr. Potter’s salary without regard to adjustments in the salaries of other executive officers of the Company. Generally, the Committee will look to factors such as the Company’s planned and actual increase in pretax income, market performance of its common shares, business growth and the achievement of other previously established non-financial criteria, in determining the amount of Mr. Potter’s salary increase. The Committee does not weight such factors in advance or tie Mr. Potter’s salary to specific performance criteria.

CEO Bonus

      Mr. Potter’s bonus is determined in accordance with the Bonus Plan. Under the Bonus Plan, Mr. Potter’s bonus is based upon the Company’s achievement of specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. For fiscal 2003, the Committee derived its bonus targets from the Company’s planned earnings for the fiscal year established by the Board of Directors at the beginning of the fiscal year. The Committee determined the CEO’s bonus goals based on whether the Company achieved certain predetermined performance levels (e.g., floor, target and stretch) as applied to the Company’s earnings targets. Although Mr. Potter’s employment agreement provides him with the opportunity to earn a “target” bonus equal to his base salary and a “stretch” bonus equal to twice his base salary (no right to a minimum bonus exists in his employment agreement), the establishment of the Company’s performance targets applicable to his bonus goals are solely in the Committee’s discretion. As a result of the Company’s performance in fiscal 2003, Mr. Potter received a bonus equal to 55% of his base salary.

CEO Equity Incentives

      The Committee believes that the grant of significant stock options to Mr. Potter further links Mr. Potter’s interests with the interests of the shareholders. Consistent with these objectives, Mr. Potter’s equity interests in the Company, through stock options granted under the Incentive Plan, comprise his primary compensation and align his personal rewards and motivation with Company performance and shareholder value. Stock options are granted to Mr. Potter at the discretion of the Committee. After considering the number of stock options previously granted to him, the Committee awarded Mr. Potter a non-qualified stock option grant of 350,000 shares for fiscal 2003. All of Mr. Potter’s stock options, including those granted in fiscal 2003, have an exercise price equal to the fair market value of the Company’s common shares at the date each option is granted and become exercisable over time during employment, in equal amounts over a 5 year period.

Non-CEO Salary

      In connection with his promotion to Vice Chairman and Chief Administrative Officer (“CAO”), Mr. Bell entered into an employment agreement dated June 26, 2000. Additionally, Messrs. Larsson, Mierzwa and Waite have had employment agreements since July 29, 2002. Although Messrs. Bell, Larsson, Mierzwa and Waite’s employment agreements established their respective base salaries, the employment agreements do not provide for any automatic salary increases.

      The salary component for the Company’s executive officers other than the CEO, CAO and Messrs. Larsson, Mierzwa and Waite is based upon industry data for comparable positions at similarly sized companies, as adjusted to reflect the experience and expertise of the individual. The Company attempts to limit the comparison market to Columbus, Ohio wherever possible. However, where the position is unique to companies included in the Standard & Poor’s Retail Stores Index, the Company collects industry data reflective of members of that peer group that are of similar size to the Company. Salaries of non-CEO executive officers are reviewed annually and adjusted to reflect growth in the individual’s performance, the individual’s achievement of previously established goals, the individual’s relative contribution to the overall performance of the Company, and any changes in the individual’s responsibilities. Salary adjustments are subjectively determined, and are not formally tied to Company performance.

Non-CEO Bonus

      The bonus component for non-CEO executive officers is determined in accordance with the Bonus Plan. The bonus component for non-CEO executive officers consists of a percentage of salary earned as the Company achieves specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. The Committee derives its bonus targets and defines the bonus goals (e.g., floor, target and stretch) from the Company’s planned earnings for the fiscal year projected by the Board of Directors at the beginning of the fiscal year. Other than for Messrs. Bell, Larsson, Mierzwa and Waite, the percentage of salary is set by position level, and is subjectively determined. Mr. Bell’s employment agreement provides him with the opportunity to earn a “target” bonus equal to his base salary and a “stretch” bonus equal to twice his base salary

(no right to a minimum bonus exists in his employment agreement). For fiscal 2003, Messrs. Larsson, Mierzwa and Waite’s employment agreements provide each of them the opportunity to earn a “target” bonus equal to 60% of their respective base salaries and a “stretch” bonus equal to 120% of their respective base salaries (no right to a minimum bonus exists in their employment agreements).

      As with the Company’s CEO, the establishment of the Company’s performance targets applicable to Messrs. Bell, Larsson, Mierzwa and Waite, as well as the bonus goals of the other non-CEO executive officers, remain solely in the Committee’s discretion. As a result of the Company’s performance in fiscal 2003, each of the Company’s non-CEO executive officers (including Messrs. Bell, Larsson, Mierzwa and Waite) received a bonus equal to 55% of their target bonus. Accordingly, in fiscal 2003, Mr. Bell received a bonus equal to 55% of his base salary and each of Messrs. Larsson, Mierzwa and Bell received a bonus equal to 33% of their respective base salaries. The Committee believes that a significant portion of the total compensation of the non-CEO executive officers should be bonus and should be directly tied to the Company’s performance.

Non-CEO Equity Incentives

      The equity participation component for executive officers other than the CEO consists primarily of non-qualified stock options granted under the Incentive Plan. Stock options are granted at the discretion of the Committee, typically at the beginning of each fiscal year during the Committee’s annual review process and in an amount determined by position and performance in the prior fiscal year. Stock options have an exercise price equal to the fair market value of the Company’s common shares at the date each option is granted. In addition, stock options are often granted in connection with the promotion of an individual to a greater level of responsibility. The number of shares covered by each option grant is set in advance by position, subject to adjustment based upon the Committee’s subjective perception of the individual’s performance. Stock options vest over a five year period, based upon time passage during employment and not based upon performance criteria. The Committee’s determination of the timing and amount of each grant is subjective, based upon its assessment of the need and appropriateness of each grant, in light of the performance of the respective executive officer and the performance of the Company as a whole. The Committee considers the recommendation of, and relies upon information provided by, the CEO in making its assessment and reaching its decision with respect to non-CEO executive officers. The Committee believes that its policy in determining stock option grants best utilizes stock options as a specific long-term performance incentive, by basing an important portion of the executive officers’ compensation upon the future performance of the Company’s common shares.

Deductibility of Annual Compensation over $1 Million

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility for federal income tax purposes of compensation paid to the Company’s CEO and the four highest compensated executive officers (other than the CEO) in excess of $1 million. Compensation in excess of $1 million may be deducted if it is “performance-based” compensation within the meaning of the Code. For fiscal 2003, the Company believes it has taken the necessary actions to preserve the deductibility of all payments made under the Company’s compensation plans. As the Code or the regulations promulgated thereunder change, the Committee intends to take reasonable steps to ensure the continued deductibility of payments under the Company’s compensation plans while at the same time considering the goals of the Company’s executive compensation philosophy.

Members of the Nominating and Compensation Committee

David T. Kollat, Chair

Philip E. Mallott
Dennis B. Tishkoff

Employment Agreements

      The Company is a party to employment agreements with certain of its key executives (“Key Executive Agreements”). On June 26, 2000, Messrs. Potter and Bell entered into Key Executive Agreements, and, since

July 29, 2002, Messrs. Larsson, Mierzwa and Waite have been parties to Key Executive Agreements. The terms of the Key Executive Agreements are substantially similar and they are described collectively herein except where their terms materially differ. The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company. Annually, the Compensation Committee reviews the performance of each key executive to determine whether the key executive’s salary and bonus should be adjusted. Bonuses are not payable under the Key Executive Agreements unless the Company achieves a minimum threshold of its earnings targets. Messrs. Potter and Bell’s bonuses are subject to a maximum of 200% of their respective base salaries and, for fiscal 2003, Messrs. Larsson, Mierzwa and Waite’s bonuses were subject to a maximum of 120% of their respective base salaries. The Key Executive Agreements require that the key executive devote his full business time to the affairs of the Company and prohibit the key executive from competing with the Company during his employment and for a two-year period thereafter, in the case of Messrs. Potter and Bell, and during employment and for a one-year period thereafter, in the case of Messrs. Larsson, Mierzwa and Waite. The period is reduced to six months for all key executives in the event of termination of employment following a “Change of Control,” as such term is defined in the Key Executive Agreements.

      Under the Key Executive Agreements, each of the key executives’ employment may be terminated by the Company for cause, as defined therein. If a key executive is terminated for cause, the Company has no further obligation to pay any compensation or to provide benefits to the key executive. If either Mr. Potter or Mr. Bell is terminated without cause, such key executive will become entitled to receive continued salary payments and benefits for two years and will receive a pro-rata bonus for the fiscal year in which the action occurs. Should Messrs. Larsson, Mierzwa or Waite be terminated without cause, the affected key executive will become entitled to receive continued salary payments and benefits for one year and will receive a pro-rata bonus for the fiscal year in which the termination occurs. Both Mr. Potter and Mr. Bell may terminate their respective employment under their Key Executive Agreement if the Company adversely changes the key executive’s authority, title, or position. The Key Executive Agreements provide that in the event a key executive is terminated within 24 months of a Change of Control, the key executive will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two years of the key executive’s then-current salary and two years of the key executive’s then-current annual stretch bonus and will be entitled to receive certain plan benefits for two years, in the case of Messrs. Potter and Bell, and for one year, in the case of Messrs. Larsson, Mierzwa and Waite.

      A Change of Control of the Company would also cause each of the key executives to receive a payment (the “Tax Gross-Up Amount”) in the amount necessary to hold them harmless from the effects of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), which Code sections could subject the payments due under these employment agreements to excise tax liability (see the “Executive Change In Control Severance Agreements” section for more information). The compensation payable on account of a Change of Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Code.

Executive Change in Control Severance Agreements

      Since April 18, 1989, the Company has maintained Executive Severance Agreements with many of its key officers and employees (currently approximately 75 persons). The agreements expire on the anniversary of their execution and are automatically extended on an annual basis unless the Company provides at least 90 days notice that any particular agreement will not be extended. The agreements provide for severance benefits if, within 24 months after a Change in Control (as defined in the agreements and below), the key officer or employee’s employment is terminated by the Company (other than for Cause, as defined in the agreements) or the key officer or employee resigns because of a material change in the circumstances of his or her employment. For purposes of the agreements, “Change in Control” means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including without limitation, a plan of liquidation). Notwithstanding these provisions, the agreements provide that a Change in Control shall not result from a transaction in which the Company exchanges less than 50% of its then outstanding equity securities for 51% or more of the outstanding equity securities of another corporation. The agreements provide for the following severance benefits: (i) for certain key officers having a position of vice president (or above) of the Company (or its affiliates), a lump-sum payment equal to 200% of the key officer’s then-current annual salary and stretch bonus; or (ii) for other employees having a position of departmental director of the Company (or its affiliates), a lump-sum payment equal to 100% of the employee’s then-current annual salary and stretch bonus. Messrs. Potter, Bell, Larsson, Mierzwa, and Waite are not a party to such an agreement, but each has substantially similar provisions contained in his respective employment agreement. In addition, the 1996 Performance Incentive Plan provides for immediate vesting of all outstanding options and shares, respectively, in the event of such a Change in Control (please see the “Fiscal Year End Option Values” table). The key officer or employee will also become entitled to reimbursement of legal fees and expenses incurred by the key officer or employee in seeking to enforce his or her rights under their agreement. Additionally, to the extent that payments to the key officer or employee pursuant to his or her agreement (together with any other amounts received by the key officer or employee in connection with a Change in Control) would result in triggering the provisions of Sections 280G and 4999 of the Code, each agreement provides for the payment of a Tax Gross-Up Amount such that the employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. The compensation payable on account of a change in control may be subject to the deductibility limitations of Sections 162(m) and/or 280G of the Code.

Summary Compensation Table

      The following Summary Compensation Table sets forth the individual compensation earned or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted		Long-Term
					Stock	Stock	Incentive	All Other
	Fiscal	Salary	Bonus	Other	Awards	Options	Payouts	Compensation
Name and Position	Year	($)	($)	($)(a)	($)	(#)(b)	($)	($)(c)(d)

Michael J. Potter	2003	742,346	412,500	—	—	350,000	—	13,053
Chairman of the Board, Chief	2002	700,000	1,400,000	—	—	325,000	—	13,425
Executive Officer and President	2001	696,154	0	—	—	300,000	—	10,535

Albert J. Bell	2003	696,193	385,000	—	—	275,000	—	14,098
Vice Chairman of the Board	2002	675,000	1,350,000	—	—	275,000	—	14,598
and Chief Administrative Officer	2001	671,154	0	—	—	300,000	—	11,428

Brad A. Waite	2003	387,757	128,700	—	—	75,000	—	16,621
Executive Vice President, Human	2002	372,115	450,000	—	—	75,000	—	17,569
Resources and Loss Prevention	2001	357,692	0	—	—	100,000	—	13,544

Donald A. Mierzwa	2003	350,067	115,500	—	—	50,000	—	25,183
Executive Vice President,	2002	348,077	420,000	—	—	50,000	—	28,183
Store Operations	2001	339,231	0	—	—	75,000	—	20,861

Kent Larsson	2003	350,067	115,500	—	—	50,000	—	32,055
Senior Vice President,	2002	348,077	420,000	—	—	50,000	—	35,640
Marketing	2001	339,231	0	—	—	75,000	—	27,132

(a)	Exclusive of the value of perquisites or other personal benefits because they do not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the named executive officer.

(b)	Non-qualified options granted pursuant to the Big Lots, Inc. 1996 Performance Incentive Plan, as amended.

(c)	Company matching contribution to the Big Lots, Inc. Savings Plan and Trust and/or the Big Lots, Inc. Supplemental Savings Plan. The matching contribution for Messrs. Potter, Bell, Waite, Mierzwa, and Larsson was $8,000 in fiscal 2003, $8,000 in fiscal 2002, and $6,800 in fiscal 2001.

(d)	Accruals to the Big Lots, Inc. Supplemental Pension Plan for fiscal 2003 for Messrs. Potter, Bell, Waite, Mierzwa, and Larsson were $5,053, $6,098, $8,621, $17,183, and $24,055, respectively. Accruals for fiscal 2002 for Messrs. Potter, Bell, Waite, Mierzwa, and Larsson were $5,425, $6,598, $9,569, $20,183, and $27,640, respectively. Accruals for fiscal 2001 for Messrs. Potter, Bell, Waite, Mierzwa, and Larsson were $3,735, $4,628, $6,744, $14,061, and $20,332, respectively.

Option Grants During Fiscal 2003

      The following table reflects the number and value of options granted to the named executive officers in fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realized Value at
		Pct. of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(c)
	Options	Employees in	Price Per	Expiration
Name	Granted(#)(a)	Fiscal Year(b)	Share ($)	Date	5% ($)	10% ($)

Michael J. Potter	350,000	18.8%	10.850	02-24-2013	2,388,227	6,052,237
Albert J. Bell	275,000	14.8%	10.850	02-24-2013	1,876,464	4,755,329
Brad A. Waite	75,000	4.0%	10.850	02-24-2013	511,763	1,296,908
Donald A. Mierzwa	50,000	2.7%	10.850	02-24-2013	341,175	864,605
Kent Larsson	50,000	2.7%	10.850	02-24-2013	341,175	864,605

(a)	Options granted pursuant to the 1996 Performance Incentive Plan, as amended. Vesting is over five years without regard to the attainment of any performance goals.

(b)	Based on 2,215,400 non-qualified options granted to all associates in fiscal 2003 pursuant to the 1996 Performance Incentive Plan, as amended.

(c)	Assumes a respective 5% or 10% annualized appreciation in the underlying common share price from the date of grant to the expiration date less the aggregate exercise price. The ultimate amount realized will depend on the market value of the securities at a future date.

Option Exercises During Fiscal 2003

      The following table reflects the aggregate exercises and number and value of exercisable and unexercisable options of the named executive officers at January 31, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Unexercised Options at January 31, 2004

	Number of				Value of In-the-Money
	Shares		Number of Options (#)		Options (b)($)
	Acquired on	Value
Name	Exercise	Realized (a)($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Potter	0	0	704,688	910,000	945,610	2,337,800
Albert J. Bell	6,250	1,688	695,626	795,000	922,608	2,005,800
Brad A. Waite	0	0	327,188	235,000	361,311	597,350
Donald A. Mierzwa	6,250	14,875	310,000	155,000	378,175	415,150
Kent Larsson	0	0	178,125	160,000	242,819	415,150

(a)	Difference of the sales price on the dates of exercise and the option exercise price.

(b)	The value of in-the-money unexercised options is based on the fair market value of the Company’s common shares ($14.13) at January 31, 2004, minus the aggregate exercise prices.

Comparison of Five Year Total Shareholder Return

      The following graph demonstrates a five year comparison of cumulative total return for the Company, the Standard & Poor’s 500 Index, and the Standard & Poor’s Retail Stores Composite Index.

COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (a)

	1999	2000	2001	2002	2003	2004

Big Lots, Inc.	$100.00	$83.15	$72.81	$65.02	$74.98	$84.75

S&P 500 Retailing	$100.00	$109.61	$110.43	$119.76	$85.91	$128.41

S&P 500 Index	$100.00	$107.63	$108.03	$91.06	$70.60	$95.00

(a)	Assumes $100 invested on January 31, 1999 in the Company’s common shares compared to the same amount invested in the other funds shown at the same time. Dividends, if any, are assumed to be reinvested.

Retirement Plans

Pension Plan and Trust

      The Company maintains a noncontributory defined benefit pension plan (the “Pension Plan”) for all employees whose hire date precedes April 1, 1994, who have reached the age of 21 and who have worked for the Company for more than one year. The Pension Plan is intended to qualify under the Code and comply with the Employee Retirement Security Income Act of 1974, as amended. The amount of the Company’s annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. Effective January 1, 1993, the computation of annual retirement benefits payable upon retirement under the Pension Plan is 1% of final average annual compensation multiplied by the years of service up to a maximum of 25. This benefit is payable when a participant reaches the normal retirement age of 65. However, the Pension Plan does provide an early retirement option, and employment beyond the normal retirement age is permitted by agreement with the Company. For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration (including overtime) paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the Code, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. Effective January 1, 1996, the benefits accrued for certain highly compensated individuals, including all executive officers, were frozen at the then current levels.

      The table below illustrates the amount of annual benefits payable at age 65 to a person in the specified average compensation and years of service classifications under the Pension Plan combined with the Supplemental Pension Plan.

Final	Years of Service
Average
Compensation	10	15	20	25

$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000 and above	$18,000	$27,000	$36,000	$45,000

      The maximum annual benefit payable under the Pension Plan is restricted by the Code ($160,000 for calendar year 2003). At December 31, 2003, the maximum final five year average compensation taken into account for benefit calculation purposes was $180,000. The compensation taken into account for benefit calculation purposes is limited by law ($200,000 for calendar year 2003), and is subject to statutory increases and cost-of-living adjustments in future years. At December 31, 2003, Messrs. Potter, Bell, Waite, Mierzwa, and Larsson had 12, 16, 15, 14, and 15 years of credited service, respectively. The compensation taken into account in computing benefits under the Pension Plan includes base salary and bonuses. Income recognized as a result of the exercise of stock options is disregarded in computing benefits under the Pension Plan. A participant may elect whether the benefits are paid in the form of a single life annuity, a joint and survivor annuity or as a lump sum upon reaching the normal retirement age of 65.

Supplemental Pension Plan

      The Company maintains a non-qualified supplemental employee retirement plan (“Supplemental Pension Plan”) for those executives whose benefits were frozen in the Pension Plan on or subsequent to January 1, 1996. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement as therein defined. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. The Company has no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of general creditors of the Company. The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classification under the Supplemental Pension Plan.

Final	Years of Service
Average
Compensation	10	15	20	25

$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000 and above	$18,000	$27,000	$36,000	$45,000

Savings Plan

      All of the named executive officers referred to in the Summary Compensation Table, as well as substantially all other full-time employees of the Company and its subsidiaries, are eligible to participate in the Big Lots, Inc. Savings Plan and Trust (the “Savings Plan”). In order to participate in the Savings Plan, an eligible employee must satisfy applicable age and service requirements and must make contributions to the Savings Plan (“Participant Elective Contributions”).

      Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds established under the Savings Plan. One of the funds is a stock fund that is invested solely in common shares of the Company. All Participant Elective Contributions are matched by the Company (“Employer Matching Contributions”) at a rate of 100% for the first 2% of salary contributed, and 50% for the next 4% of salary contributed; however, only Participant Elective Contributions of up to six percent of the employee’s compensation will be matched.

      Each participant has a nonforfeitable right to all accrued benefits pertaining to Participant Elective Contributions. Each participant also has a nonforfeitable right to all accrued benefits pertaining to Employer Matching Contributions in the event of retirement or other termination of employment (a) on or after the participant’s 65th birthday, (b) on account of disability, or (c) by reason of death. A participant whose employment terminates under other circumstances will have a nonforfeitable right to a portion of accrued benefits pertaining to Employer Matching Contributions determined under a schedule based on years of service. All other unvested accrued benefits will be forfeited.

Supplemental Savings Plan

      The Company maintains the Big Lots, Inc. Supplemental Savings Plan (the “Supplemental Savings Plan”), a non-qualified salary deferral plan for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred salary, and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if the contributions had been made to the Savings Plan. The Company has no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of general creditors of the Company and its affiliates.

Employee Equity Compensation

      The 1996 Performance Incentive Plan, as amended (the “Incentive Plan”) is administered by the Nominating and Compensation Committee. The Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to as “Awards”), any of which may be granted on a stand alone, combination or tandem basis. The Nominating and Compensation Committee determines the individuals to whom Awards are to be made; the number of shares covered by each Award; the term of the Award; its vesting, exercise period or settlement; the type of consideration, if any, to be paid to the Company upon exercise of an Award; and all other terms and conditions of the Awards. The purpose of the Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees.

      The number of common shares available for delivery under the Incentive Plan consists of an initial allocation of 2,000,000 shares (3,125,000 shares as adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997), which is increased, beginning with the first fiscal year in which the Incentive Plan was in effect and during each fiscal year following, by a number of shares equal to one percent (1.0%) of the total number of issued common shares of the Company as of the start of each of the Company’s fiscal years. Unused shares from previous fiscal years remain available for delivery under the Incentive Plan; provided, however, the total Awards of stock options or restricted stock outstanding and shares available for use under the Incentive Plan combined with any Awards of stock options or restricted stock outstanding from any other plan of the Company shall not exceed fifteen percent (15%) of the total shares of issued and outstanding common shares as of any measurement date.

      The Incentive Plan limits the number of common shares of the Company that can be represented by stock options, stock appreciation rights, or restricted stock awarded to any participant during any single fiscal year to no more than 1,000,000 shares. As a further limitation, the maximum amount of compensation with respect to performance units and stock equivalent units that may be paid in any fiscal year (within the meaning of Section 162(m) of the Code) to any participant with respect to any fiscal year is $2,000,000. Awards under the Incentive Plan may be made to any salaried employee, consultant or advisor of the Company or its affiliates, as designated by the Nominating and Compensation Committee. Historically, options have been granted to approximately 2,300 employees in any given year.

      The Incentive Plan provides for the Award of options which may be either incentive stock options or non-qualified options. For both incentive and non-qualified options, the exercise price may be not less than 100 percent of the fair market value of a common share of the Company at the time the option is granted. Any option intended to qualify as an incentive stock option must meet all requirements of Section 422 of the Code. The Nominating and Compensation Committee may grant stock appreciation rights to any eligible salaried employee, consultant or advisor on such terms as the Committee may determine.

      The Nominating and Compensation Committee may grant shares of restricted stock, stock equivalent units, and performance units, subject to such conditions and restrictions as the Incentive Plan specifies and otherwise as the Nominating and Compensation Committee may determine. These grants may be made alone or in tandem with other Awards. Stock equivalent units and performance units may be payable upon vesting in cash, or may be convertible to common shares or other form of value determined by the Nominating and Compensation Committee.

      No Award under the Incentive Plan may be assigned or transferred by the grantee other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or as may otherwise be permitted by the Nominating and Compensation Committee. In the absence of the first two exceptions, all rights may be exercised during the grantee’s lifetime only by the grantee.

      The Nominating and Compensation Committee may from time to time, at its discretion, amend or terminate the Incentive Plan, except that no such amendment or termination shall impair any rights under any Award made prior to the amendment’s effective date without the consent of the grantee, and provided that no such amendment shall increase the number of shares available under the Incentive Plan or change the price at which stock options or stock appreciation rights may be granted unless approved by shareholders in accordance with applicable laws and regulations. The Incentive Plan expires on December 31, 2005, or may be terminated on such earlier date as the Board may determine.

Executive Benefit Plan

      Most of the Company’s executive officers are eligible to participate in the Executive Benefit Plan (the “Benefit Plan”). The Benefit Plan is a supplemental health benefit plan which reimburses participants for medical costs incurred but not covered by the Company’s Associate Benefit Plan, up to an annual maximum reimbursement of $40,000 per participant. Amounts received exceeding the applicable threshold by the individuals named in the Summary Compensation Table are included in the amounts reflected in the values of personal benefits received by such individuals. Amounts received by participants in the Benefit Plan are treated as taxable income. The Company reimburses each executive officer receiving taxable benefits under the Benefit Plan the approximate amount of the executive officer’s income and payroll tax liability relating to the benefits received.

INDEPENDENT AUDITORS

      The Company engaged Deloitte & Touche LLP as its independent public accountants to audit its consolidated financial statements for fiscal 2003. Deloitte & Touche LLP has served as the Company’s independent auditors since October 1989. The Company’s Audit Committee annually reviews and recommends to the Board the selection of the Company’s independent auditors. The Company, in selecting its independent auditors for the year ending January 29, 2005, intends to adhere to the laws, regulations and rules concerning auditor independence enacted under the Sarbanes-Oxley Act of 2002, by the SEC, and by the NYSE.

      A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

SHAREHOLDER PROPOSALS

      Any proposals of shareholders which are intended to be presented at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 9, 2004, to be eligible for inclusion in next year’s Proxy Statement. Such proposals must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company’s Code of Regulations. If a shareholder intends to present a proposal at the 2005 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company’s 2005 Proxy Statement, such proposal must be received by the Company at its principal executive offices by February 22, 2005, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company’s 2005 Proxy Statement.

ANNUAL REPORT ON FORM 10-K

      Shareholders may receive a copy of the Company’s fiscal 2003 Annual Report on Form 10-K without charge by writing to: Investor Relations Department, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228-5311. The Form 10-K may also be accessed on the Company’s website at www.biglots.com under the “Investor Relations — Financial Information — SEC Filings” caption.

PROXY SOLICITATION COSTS

      This solicitation of proxies is made by and on behalf of the Board. In addition to mailing copies of this Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders, and proxy card to all shareholders of record on the record date, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold common shares of the Company in order that such shares may be voted. Solicitation may also be made by the Company’s officers and regular employees personally or by telephone or telegraph. The cost of the solicitation will be incurred by the Company. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee estimated to be $8,000.00, plus reasonable out-of-pocket expenses.

OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than referred to in Proposal One. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendations of the Board.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Vice President, General Counsel
and Corporate Secretary

April 8, 2004

Columbus, Ohio

APPENDIX I

BIG LOTS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Big Lots, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (2) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance, (4) the performance of the Company’s internal audit services function, (5) the evaluation of enterprise risk issues, and (6) the fulfillment of the other responsibilities set out herein.

Composition

      The Committee shall be comprised of three members and shall meet the independence and experience requirements of the New York Stock Exchange and the Securities Exchange Commission, as such requirements are interpreted by the Board in its business judgment. The members of the Committee shall be appointed annually by the Board on the recommendation of the Corporate Governance & Nominating Committee. The Board shall designate one member of the Committee as its chairperson. Committee members may be replaced by the Board. Each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Committee), and the chairperson of the Committee shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment.

      No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. No member of the Committee may receive any compensation from the Company other than directors’ fees.

Authority

      The Committee shall have the sole authority to appoint or replace the Company’s independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees (and other fees paid in connection with any non-audit services) and terms of all significant non-audit engagements with the Company’s independent auditor. The Committee shall consult with management but shall not delegate these responsibilities.

      The Committee shall approve guidelines for the retention of the Company’s independent auditor for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the Company’s independent auditor, all as required by applicable law or listing standards.

      The Committee may request any officer or employee of the Company, the Company’s outside counsel, independent auditor, or internal auditor (or internal audit service provider) to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly.

      The Committee is empowered to retain persons having special competence (including special legal counsel, accounting or other consultants) as necessary to assist the Committee in fulfilling its responsibility, and may meet with the Company’s investment bankers or financial analysts who follow the Company. The Committee shall have full authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

      The Committee shall instruct the Company’s independent auditor that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

Meetings/Attendance

      The Committee is to meet at least quarterly, and as many times as the Committee deems necessary. Meetings may be by telephone. Members of the Committee are to participate in all meetings. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting.

Communication/Reporting

      The Committee members are expected to maintain free and open communication with the Company’s independent auditor and members of management. This communication shall include private sessions with each of these parties. Furthermore, the Committee shall provide sufficient opportunity for the Company’s independent auditor to meet with others in the Company as appropriate without members of management present.

      Minutes of each meeting are to be prepared and sent to Committee members and the Company’s Directors who are not members of the Committee. Copies are to be provided to the Company’s independent auditor as well as the Company’s Chief Financial Officer.

Responsibilities

      The Committee is to serve as a focal point for communication between the Company’s Directors who are not members of the Committee, the Company’s independent auditor, and members of management, as their duties relate to financial accounting, reporting and controls. The Committee is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company, its subsidiaries and affiliates, and the sufficiency of auditing relative thereto. It is to be the Board’s principal agent in ensuring the independence of the Company’s independent auditor, the integrity of management and the adequacy of disclosures to shareholders. The opportunity for the independent auditor to meet with the entire Board as needed is not to be restricted, however.

      The Committee shall rely on the expertise and knowledge of the Company’s members of management and the Company’s independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles (“GAAP”). The Company’s independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with GAAP or to assure compliance with applicable rules and regulations.

      The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Specific Duties

      At least quarterly, the Committee is to:

(1) Review with members of management and the Company’s independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the Company’s independent auditor’s review of the quarterly financial statements and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2) Discuss with members of management and the Company’s independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s quarterly financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analysis of the affect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

(3) Discuss with members of management the Company’s earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

(4) Receive periodic reports from the Company’s independent auditor regarding their independence, discuss such reports with them, consider whether the provision of non-audit services is compatible with maintaining the independent auditor’s independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Company’s independent auditor.

(5) Review with members of management and the Company’s independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

(6) Meet with the Chief Financial Officer, the Company’s independent auditor and internal auditor (or internal audit service provider) and the Company’s internal auditor (or internal audit service provider) in separate sessions, without management present.

(7) Review with the Company’s General Counsel legal or other matters that may have a material impact on the financial statements, the Company’s compliance policies (including compliance with the Company’s Code of Business Conduct & Ethics) and any material reports or inquiries received from regulators or governmental agencies.

(8) Discuss with members of management all certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

(9) Review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and review management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(10) Review with members of management and the Company’s independent auditor the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

      At least annually, the Committee is to:

(1) Meet with the Company’s independent auditor and internal auditor (or internal audit service provider) prior to their respective audits to review the overall scope and plans for the respective audits, the adequacy of staffing (including experience and qualifications of senior members) and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with members of management, the internal auditor (or internal audit service provider) and the Company’s independent auditor the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with members of management and the Company’s independent auditor management’s annual internal control report, including any attestation of same by the Company’s independent auditor. Members of management and the internal auditor (or internal audit service provider) shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

(2) Discuss with the Company’s independent auditor and members of management the internal audit responsibilities, budget and staffing (whether internal or outsourced) and any recommended changes in the planned scope of the internal audit. If the internal audit services are outsourced, the Committee shall be responsible for the engagement, evaluation and termination of the internal audit service provider and shall approve fees paid to the internal audit service provider. As part of its responsibility to evaluate any internal audit service provider, the Committee shall review the quality control procedures applicable to the service provider. The Committee shall also obtain a report of the service provider addressing such service provider’s internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of such service provider.

(3) Review and discuss the annual audited financial statements, with members of management and the Company’s independent auditor, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. When conducting its review, the Committee shall discuss with members of management and the Company’s independent auditor their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls.

(4) Discuss with members of management and the Company’s independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, analysis of the affect of alternative assumptions, estimates of GAAP methods on the Company’s financial statements, and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 (Reports on the Application of Accounting Principles) letters.

(5) Discuss with the Company’s independent auditor and internal audit service provider, if any, any consultations they held with their respective national offices regarding accounting or auditing issues.

(6) Obtain from the Company’s independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, regarding illegal acts, has not been implicated.

(7) Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. In particular, and without limitation, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the Company’s independent auditor for management.

(b) The management letter provided by the Company’s independent auditor and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(8) Obtain and review a report from the Company’s independent auditor regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or any investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Company’s independent auditor and the Company. Evaluate the qualifications, performance and independence of the Company’s independent auditor, including considering whether the Company’s independent auditor’s quality-controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

(9) Obtain and review any other material written communications (or summaries thereof) between the Company’s independent auditor and management and all relevant reports (or summaries thereof) rendered by the Company’s independent auditor.

(10) Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the Company’s independent auditing firm itself on a regular basis.

(11) Obtain and review a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

(12) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

(13) Review the Company’s independent auditor’s attestation and report on management’s internal control report required under Section 404(b) of the Sarbanes-Oxley Act of 2002.

      As required, the Committee is to:

(1) Review with members of management and the Company’s independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

(2) Meet periodically with members of management to review major financial risk exposures of the Company identified by management, if any, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(3) Recommend to the Board guidelines for the Company’s hiring of employees of the Company’s independent auditor who were engaged on the Company’s account.

(4) The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

Performance Evaluation

      The Committee shall produce and provide to the Board an annual performance self-evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board, for its approval, any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

DETACH HERE

BIG LOTS, INC.

Proxy Solicited on Behalf of the Board of Directors

for the May 18, 2004 Annual Meeting of Shareholders

     The undersigned hereby appoints Michael J. Potter and Albert J. Bell, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of Big Lots, Inc., to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 a.m. EDT on May 18, 2004, and thereat, and at any postponement or adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends a vote FOR the nominees named below.

1. ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Albert J. Bell, Sheldon M. Berman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallott,
Ned Mansour, Michael J. Potter, Russell Solt, and Dennis B. Tishkoff

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued, and to be dated and signed, on the other side)

DETACH HERE

(Continued from the other side)

The undersigned hereby expressly revokes any and all proxies heretofore given or executed by him/her with respect to the common shares of the Company represented by this proxy. This proxy is to be voted by the above-appointed proxy holders in accordance with the recommendations of the Company’s Board of Directors on such business other than the election of directors as may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

Date:		, 2004

Signature(s) of Shareholder(s)

Please sign as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name.